Exhibit 5.1

Lawrence E. Wilson

Direct Number: (713) 425-7464

Fax Number: (713) 425-7700

E-Mail: lwilson@krcl.com

November 16, 2015

Board of Directors
Digerati Technologies, Inc.
3463 Magic Drive, Suite 355
San Antonio, Texas 78229

Re:	Opinion and Consent No. KRCL 2015-39 relating to shares of Digerati Technologies, Inc. Common Stock, $.001 par value per share

Ladies and Gentlemen:

We have acted as counsel to Digerati Technologies, Inc., a Nevada corporation (the “Company”), in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 7,500,000 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), issuable pursuant to awards to be granted under the Digerati Technologies, Inc. 2015 Equity Compensation Plan (the “Plan”).

We have examined the Registration Statement, the Plan, the minute books and other corporate records of the Company, and such other documents and records as we have deemed necessary to express the opinions set forth herein. As to matters of fact, we have relied on the certification of the Company’s officers and on the certification of public officials. We have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with authentic originals of all documents submitted to us as copies; and (v) the due authorization, execution and delivery of and the validity and binding effect of all documents.

Based solely upon the foregoing and subject to the qualifications, assumptions and other statements herein, it is our opinion that the Common Stock issuable under the Plan, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable shares of the capital stock of the Company.

Digerati Technologies, Inc.

November 16, 2015

This opinion is based upon the Nevada Private Corporation Code (NRS §78.010, et seq.), the Constitution of the State of Nevada and the published judicial interpretations of each. We express no opinion as to any matter except as set forth herein and the opinion expressed herein is as of the date of this letter.

We hereby consent to the incorporation by reference in the Form S-8 of this opinion. In giving this consent, we do not admit that we are “experts” or that our consent is required under the Securities Act or the rules and regulations adopted by the Commission.

Very truly yours,

Kane Russell Coleman & Logan PC

/s/ Kane Russell Coleman & Logan PC